Exhibit 10.35

INDEMNIFICATION AGREEMENT

This Agreement is made as of the              day of              200    , by and between Danaher Corporation, a Delaware corporation (the “Corporation), and                      (the “Indemnitee”), a director or officer of the Corporation.

WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available; and

WHEREAS, the Corporation and Indemnitee recognize the continued difficulty in obtaining appropriate liability insurance coverage for the Corporation’s directors and officers in light of the significant and continual increases in the cost of such insurance and the general trend of insurance companies to reduce the scope of coverage of such insurance; and

WHEREAS, the Corporation and Indemnitee further recognize the increase in corporate litigation in general, subjecting directors and officers to expensive litigation risks at the same time as the availability, cost and scope of coverage of liability insurance provide increasing challenges to the Corporation; and

WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its directors and officers; and

WHEREAS, the Corporation desires the Indemnitee to serve, or continue to serve, as a director or officer of the Corporation.

NOW THEREFORE, the Corporation and the Indemnitee do hereby agree as follows:

1. Agreement to Serve. The Indemnitee agrees to serve or continue to serve as a director or officer of the Corporation for so long as the Indemnitee is duly elected or appointed or until the effective date of Indemnitee’s resignation, if earlier.

2. Definitions. As used in this Agreement:

(a) The term “Change in Control” shall mean the earliest to occur after the date of this Agreement of any one of the following:

(i) any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation’s then outstanding securities;

(ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Corporation (the “Board”), and any new director (other than (x) any director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in Sections 2(a)(i), 2(a)(iii), 2(a)(iv) or 2(a)(v), and (y) any director whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person) whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;

(iii) the effective date of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv) the effective date of the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets; and

(v) the approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

For purposes of this Section 2(a), the following terms shall have the following meanings:

(A) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(B) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Corporation, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, (iii) any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, and (iv) Steven Rales, Mitchell Rales and their respective controlled affiliates.

(C) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Corporation approving a merger of the Corporation with another entity.

(b) The term “Corporate Status” shall mean the status of a person who is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, fiduciary, partner, trustee, member or employee of, or in a similar capacity with, any Enterprise.

(c) The term “Enterprise” shall mean the Corporation and any other corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise of which Indemnitee is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, fiduciary, partner, trustee, member or employee, or in any similar capacity.

(d) The term “Expenses” shall include, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with investigations, judicial or administrative proceedings or appeals, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement.

(e) References to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, fiduciary, partner, trustee, member or employee of the Corporation which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

(f) The term “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither currently is, nor in the past five years has been, retained to represent: (i) the Corporation or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. The Corporation agrees to fully indemnify the Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(g) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternative dispute resolution proceeding, administrative hearing or other proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, and any appeal therefrom.

3. Indemnity of Indemnitee. Subject to Sections 6, 7 and 9, the Corporation shall indemnify the Indemnitee in connection with any Proceeding as to which the Indemnitee is, was or is threatened to be made a party (or is otherwise involved) by reason of the Indemnitee’s Corporate Status, to the fullest extent permitted by law (as such may be amended from time to time). In furtherance of the foregoing and without limiting the generality thereof:

(a) Indemnification in Third-Party Proceedings. The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Section 3(a) if the Indemnitee was or is a party to or is threatened to be made a party to any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor or a Proceeding referred to in Section 6 below) by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

(b) Indemnification in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Section 3(b) if the Indemnitee was or is a party to or threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor (other than a Proceeding referred to in Section 6 below) by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with the defense or settlement of such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that, if applicable law so requires, no indemnification shall be made under this Section 3(b) in respect of any claim, issue, or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the Court of Chancery or such other court shall deem proper.

4. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein (other than a Proceeding referred to in Section 6), the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

5. Indemnification for Expenses of a Witness. To the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith.

6. Exceptions to Right of Indemnification. Notwithstanding anything to the contrary in this Agreement, the Corporation shall not indemnify the Indemnitee under this Agreement:

(a) in connection with a Proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was (i) approved by the Board, or (ii) in connection with successfully establishing Indemnitee’s right to indemnification or advancement of Expenses under this Agreement; or

(b) to the extent the Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to the Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, the Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

7. Notification and Defense of Claim.

(a) The Indemnitee shall notify the Corporation in writing as soon as practicable of any Proceeding for which indemnity will or could be sought and provide the Corporation with a copy of any summons, citation, subpoena, complaint, indictment, information or other document relating to such Proceeding with which Indemnitee is served. The failure to so notify the Corporation will not relieve the Corporation from any liability that it may have to Indemnitee except to the extent the failure adversely affects the Corporation’s rights, legal position, ability to defend or ability to obtain insurance coverage with respect to such proceeding. The Corporation will be entitled to participate in any such Proceeding at its own expense. Indemnitee shall have the right to engage Indemnitee’s own counsel in connection with such Proceeding. Indemnitee’s counsel shall cooperate reasonably with the Corporation’s counsel to minimize the cost of defending claims against the Corporation and Indemnitee.

(b) The Corporation shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

8. Advancement of Expenses. Subject to the provisions of Section 9, any Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with a Proceeding for which indemnity could be sought under this Agreement shall be paid by the Corporation in advance of the final disposition of such Proceeding; provided, however, that the payment of such Expenses incurred by or on behalf of the Indemnitee in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined, after the conclusion of such Proceeding, that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Agreement. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make repayment. Any advances and undertakings to repay pursuant to this Section 8 shall be unsecured and interest-free. This Section 8 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 6.

9. Procedures.

(a) In order to obtain indemnification or advancement of Expenses pursuant to this Agreement, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of Expenses. Any such indemnification or advancement of Expenses shall be made promptly, and in any event within (i) in the case of indemnification under Sections 4, 5, 8 or 9(f), 30 calendar days after receipt by the Corporation of the written request of the Indemnitee, or (ii) in the case of all other indemnification, 60 calendar days after receipt by the Corporation of the written request of the Indemnitee, subject to the provisions of Sections 9(b) below.

(b) With respect to requests for indemnification under Section 3, indemnification shall be made unless the Corporation determines that Indemnitee has not met the applicable standard of conduct set forth in Section 3. Any determination as to whether Indemnitee has met the applicable standard of conduct set forth in Section 3, and any determination that advanced Expenses must be subsequently repaid to the Corporation, shall be made, in the discretion of the Board of Directors of the Corporation, (1) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the Proceeding (“disinterested directors”), whether or not a quorum, (2) by a committee of disinterested directors designated by a majority vote of disinterested directors, whether or not a quorum, (3) if there are no disinterested directors, or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board, or (4) by the stockholders of the Corporation. Any such determination with respect to requests under Section 3 shall be made within the 60-day period referred to in clause (ii) of Section 9(a) (unless extended by mutual agreement by the Corporation and Indemnitee).

(c) Notwithstanding anything to the contrary set forth in this Agreement, if a request for indemnification is made after a Change in Control, any determination required to be made pursuant to Section 9(b) above as to whether the Indemnitee has met the applicable standard of conduct or is required to repay advanced Expenses shall be made by Independent Counsel selected as provided in this Section 9(c). The Independent Counsel shall be selected by the Indemnitee, unless the Indemnitee shall request that such selection be made by the Board of Directors of the Corporation. The party making the determination shall give written notice to the other party advising it of the identity of the Independent Counsel so selected. The party receiving such notice may, within seven days after such written notice of selection shall have been given, deliver to the other party a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within 20 days after submission by the Indemnitee of a written request for indemnification, no Independent Counsel shall have been selected or if selected, shall have been objected to, in accordance with this paragraph either the Corporation or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel. The Corporation shall pay the reasonable fees and expenses of Independent Counsel incurred in connection with its acting in such capacity. The Corporation shall pay any and all reasonable and necessary fees and expenses incident to the procedures of this paragraph, regardless of the manner in which such Independent Counsel was selected or appointed.

(d) The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(e) For purposes of any determination under this Section 9, to the extent permitted by law Indemnitee shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Enterprise, or on information supplied to him by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. The provisions of this Section 9(e) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(f) The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Expenses actually and reasonably incurred by the Indemnitee in so cooperating shall be borne by the Corporation (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Corporation hereby indemnifies the Indemnitee therefrom.

10. Remedies. The right to indemnification or advancement of Expenses as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. In connection with any determination as to whether the Indemnitee is entitled to be indemnified under this Agreement, the court shall presume that the Indemnitee has met the applicable standard of conduct and is entitled to indemnification, and, unless otherwise required by law, the burden of proof shall be on the Corporation to establish by clear and convincing evidence that the Indemnitee is not so entitled. Neither the failure of the Board of Directors (or other person or body appointed pursuant to Section 9) to have made a determination that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination pursuant to Section 9 that Indemnitee has not met such applicable standard of conduct, shall be a defense to an action brought to enforce this Agreement or create a presumption that Indemnitee has not met the applicable standard of conduct. The Indemnitee’s Expenses actually and reasonably incurred in connection with successfully establishing the Indemnitee’s right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation.

11. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which the Indemnitee is entitled.

12. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

13. Acknowledgment of certain matters. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake, by the Securities and Exchange Commission, to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation’s right under public policy to indemnify Indemnitee.

14. Subrogation. In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

15. Term of Agreement. This Agreement shall continue until and terminate upon the later of (a) ten years after the date that the Indemnitee shall have ceased to serve as a director or officer of the Corporation or, at the request of the Corporation, as a director, officer, fiduciary, partner, trustee, member or employee of any Enterprise or (b) the final termination of all Proceedings pending on the date set forth in clause (a) in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by the Indemnitee pursuant to Section 10 of this Agreement relating thereto.

16. Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Certification of Incorporation, the By-Laws, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of Delaware, any other law (common or statutory), or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding office for the Corporation. Nothing contained in this Agreement shall be deemed to prohibit the Corporation from purchasing and maintaining insurance, at its expense, to protect itself or the Indemnitee against any expense, liability or loss incurred by it or the Indemnitee in any such capacity, or arising out of the Indemnitee’s status as such, whether or not the Indemnitee would be indemnified against such expense, liability or loss under this Agreement.

17. No Special Rights. Nothing herein shall confer upon the Indemnitee any right to continue to serve as an officer or director of the Corporation for any period of time or at any particular rate of compensation.

18. Savings Clause. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

20. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of the Indemnitee. The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Corporation expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

21. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

22. Modification and Waiver. This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

23. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

(a) if to the Indemnitee, to such address as Indemnitee has most recently furnished to the Company.

(b) if to the Corporation, to:

Danaher Corporation

2099 Pennsylvania Avenue, N.W.

12th Floor

Washington, D.C. 20006

Attention: General Counsel

or to such other address as may have been furnished to the Indemnitee by the Corporation.

24. Applicable Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Corporation and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, The Corporation Trust Company, Wilmington, Delaware as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

25. Enforcement. The Corporation expressly confirms and agrees that it has entered into this Agreement in order to induce the Indemnitee to continue to serve as an officer or director of the Corporation, and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity.

26. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supercedes all prior agreements, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit the Indemnitee’s rights under Delaware law or the Corporation’s Certificate of Incorporation or By-Laws.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

DANAHER CORPORATION

By:
Name:
Title:

INDEMNITEE:

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